Exhibit 16(a)


                       Declaration Cash Account
                       Expense Table Calculation
                           December 31, 1995

$1,000 invested, no-load 5% annual return, 2.00% expense, $64 administrative service fee

5% - EXPENSE % - $64 = -3.40%


                                             Expense
 Year        Amounts       Average          %          Expense      Cumulative
------------------------------------------------------------------------------

  1               1,000           983         8.40%            83          83
                    966

  2                 966           950         8.40%            80
                    933

  3                 933           917         8.40%            77         239
                    901

  4                 901           886         8.40%            74
                    870

  5                 870           855         8.40%            72         386
                    840

  6                 840           826         8.40%            69
                    811

  7                 811           797         8.40%            67
                    783

  8                 783           770         8.40%            65
                    756

  9                 756           743         8.40%            62
                    730

 10                 730           718         8.40%            60        709
                    705